UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2005
Donegal Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
     We recently announced that certain member companies of the Donegal Insurance Group had entered into an agreement with The Shelby Insurance Company and Shelby Casualty Insurance Company. The agreement grants those members the right, in their discretion and subject to their traditional underwriting and agency appointment standards, to offer renewal or replacement policies to the holders of the Shelby companies’ automobile, homeowners and dwelling fire policies in Pennsylvania, Tennessee and Alabama. The Shelby companies are withdrawing from those three states.
     We are also pleased to report that our losses occasioned by Hurricanes Katrina and Rita are not expected to have a material impact on our results of operations for the quarter ending September 30, 2005. Total losses from these hurricanes reported to date approximate $250,000.
     On September 26, 2005, Ralph G. Spontak, who had been serving as our Senior Vice President, Investor Relations and Acquisitions since April 2005, resigned all of his positions with us. Mr. Spontak had served as our Chief Financial Officer from 1986 to April 2005 and also had previously served as the Senior Vice President and Chief Financial Officer of Donegal Mutual Insurance Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Donald H. Nikolaus
Donald H. Nikolaus, President and
Chief Executive Officer

Date: September 27, 2005